Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any and all amendments thereto, with regard to the beneficial ownership of shares of common stock, par value $0.0001 per share, of Nauticus Robotics, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to the Statement on Schedule 13D. In evidence thereof the undersigned hereby execute this Agreement as of the 2nd day of November, 2023.

Schlumberger N.V. (Schlumberger Limited)

By:	/s/ Eileen Hardell
Name:	Eileen Hardell
Title:	Assistant Secretary

Schlumberger B.V.

By:	/s/ Eileen Hardell
Name:	Eileen Hardell
Title:	Secretary

Schlumberger Holdings Corporation

By:	/s/ Jeanne Morrissette
Name:	Jeanne Morrissette
Title:	Treasurer

Schlumberger Technology Corporation

By:	/s/ Arindam Bhattacharya
Name:	Arindam Bhattacharya
Title:	Vice President